SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 17, 2017

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced third quarter and first nine months of 2017 results through September 30, 2017.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated October 17, 2017, announcing third quarter and first nine months of 2017 earnings through September 30, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: October 17, 2017

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2017

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2017 net income available to common shareholders of $1,551,000, or $0.08 per diluted common share.  This earnings performance represented an increase of $486,000, or 45.6%, from the third quarter of 2016 where net income available to common shareholders totaled $1,065,000, or $0.06 per diluted common share.  For the nine-month period ended September 30, 2017, the Company reported net income available to common shareholders of $4,288,000, or $0.23 per diluted common share.  This represents a significant improvement of $3.1 million from the nine-month period of 2016 where net income available to common shareholders totaled $1,145,000, or $0.06 per diluted common share.  The following table highlights the Company's financial performance for both the three and nine month periods ended September 30, 2017 and 2016:

	Third Quarter 2017	Third Quarter 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016

Net income	$1,551,000	$1,065,000	$4,288,000	$1,160,000
Net income available to common shareholders	$1,551,000	$1,065,000	$4,288,000	$1,145,000
Diluted earnings per share	$ 0.08	$ 0.06	$ 0.23	$ 0.06

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2017 financial results: "In the third quarter of 2017, the continued execution of our strategic plan generated increased earnings per share and more active capital returns to our shareholders.  The strong growth in earnings resulted from a favorable combination of increased revenue, reduced non-interest expense and a controlled loan loss provision.  This improved net income allowed us to exceed our strategic plan goal of returning 75% of our earnings for the first nine months of 2017 to our shareholders through accretive stock buybacks and cash dividends."

The Company's net interest income in the third quarter of 2017 increased by $431,000, or 5.1%, from the prior year's third quarter and for the first nine months of 2017 increased by $1.0 million, or 3.9%, when compared to the first nine months of 2016.  The Company's net interest margin was 3.28% for the quarter and 3.27% for the first nine months of 2017 representing an improvement of 13 basis points from the prior year's third quarter and a four basis point improvement from the first nine months of 2016.  The 2017 increase in net interest income is a result of a higher level of total earning assets and favorable balance sheet positioning which has contributed to the improved net interest margin performance.  The Company continues to grow earning assets while also limiting increases in its cost of funds through disciplined deposit pricing.  Specifically, for the quarter, the earning asset growth occurred in the investment securities portfolio while the loan portfolio remained relatively stable.  Total investment securities averaged $175 million in the third quarter of 2017 which is $26.2 million, or 17.6%, higher than the $149 million average for the third quarter of 2016.  Investment securities have also averaged $172 million for the nine-month time period which is $26.8 million, or 18.5%, higher than the nine month 2016 average.  Total loans averaged $892 million in the third quarter of 2017 and  for the nine month period, total loans averaged $894 million which is $6.4 million, or 0.7%, higher than the 2016 nine month average.

The growth in the investment securities portfolio is the result of management electing to diversify the mix of the investment securities portfolio through purchases of high quality corporate and taxable municipal securities.  This revised strategy for securities purchases was facilitated by the increase in national interest rates that resulted in improved opportunities to purchase additional securities and grow the portfolio.  As a result, interest on investments increased between the third quarter of 2017 and the third quarter of 2016 by $318,000 or 31.4% and increased in the first nine months of 2017 from the same time period in 2016 by $846,000 or 28.7%.  The slight decrease in the loan portfolio when comparing the third quarter average in 2017 to last year’s third quarter average was the result of accelerated prepayment activity along with new commercial loan production funding occurring late in the 2017 quarter.  However, the growth demonstrated when comparing the nine- month average from 2017 to 2016 reflects the successful results of the Company's business development efforts, with an emphasis on generating all types of commercial business loans particularly through its loan production offices.  Loan interest income increased by $393,000, or 4.2%, between the third quarter of 2017 and the third quarter of 2016 and also increased by $853,000, or 3.0%, in the first nine months of 2017 when compared to last year.  The higher loan interest income results from new loans originating at higher yields due to the higher interest rates and also reflects the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices have moved up with the Federal Reserve's decision to increase the target federal funds interest rate by 25 basis points in December of 2016, March of 2017, and again in June of 2017.  Overall, total interest income increased by $1.7 million, or 5.4%, in the first nine months of 2017.

Total interest expense for the third quarter of 2017 increased by $280,000, or 14.2%, and increased by $692,000, or 12.1%, in the first nine months of 2017 when compared to 2016, due to higher levels of both deposit and borrowing interest expense.  The Company experienced growth in deposits which we believe reflects the loyalty of our core deposit base that provides a strong foundation upon which this growth builds.  Management's ability to acquire new core deposit funding from outside of our traditional market areas as well as our ongoing efforts to offer new loan customers deposit products were the primary reasons for this growth.  Specifically, total deposits averaged $977 million for the first nine months of 2017 which is $29.9 million, or 3.2%, higher than the $947 million average for the first nine months of 2016.  Deposit interest expense through nine months in 2017 increased by $583,000, or 14.7%, due to the higher balance of deposits along with certain indexed money market accounts repricing upward after the Federal Reserve interest rate increases.  As a result of the solid deposit growth, the Company's loan to deposit ratio averaged 91.5% in the first nine months of 2017 which indicates  that  the  Company  has  ample  room  to  further  grow  its  loan  portfolio.   The Company experienced a $109,000 increase in the interest cost for borrowings in the first nine months of 2017 primarily due to the immediate impact that the increases in the Federal Funds Rate had on the cost of overnight borrowed funds.  In the first nine months of 2017, total average FHLB borrowed funds of $61.2 million remained relatively stable, increasing slightly by $339,000, or 0.6%.

The Company recorded a $200,000 provision for loan losses in the third quarter of 2017 compared to a $300,000 provision for loan losses in the third quarter of 2016.   For the nine-month period in 2017, the Company recorded a $750,000 provision for loan losses compared to a $3,650,000 provision for loan losses in 2016 or a decrease of $2.9 million between years.  Both, the loan loss provision and net charge-offs were at more typical levels this year than the substantially higher levels that were necessary early last year to resolve a troubled loan exposure to the energy industry.  The provision recorded in 2017 supported commercial loan growth, a higher level of criticized loans and more than covered the low level of net loan charge-offs incurred in the first nine months of 2017.  For the nine-month timeframe, the Company experienced net loan charge-offs of $336,000, or 0.05% of total loans in 2017 compared to net loan charge-offs of $3.8 million, or 0.58%, of total loans in 2016.  Overall, the Company continued to maintain strong asset quality as its nonperforming assets totaled $5.4 million, or 0.60%, of total loans, at September 30, 2017.  Total non-performing assets did increase by $3.0 million since the end of the second quarter due primarily to the transfer of one commercial credit exposure into non-accrual status.  It is believed that the Company’s loss exposure on this loan is limited because it is well secured with a low loan to value ratio.  In summary, the allowance for loan losses provided 193% coverage of non-performing loans, and 1.15% of total loans, at September 30, 2017, compared to 612% coverage of non-performing loans, and 1.12% of total loans, at December 31, 2016.

Total non-interest income in the third quarter of 2017 decreased by $32,000, or 0.9%, from the prior year's third quarter, and for the first nine months of 2017 increased by $106,000, or 1.0%, when compared to the first nine months of 2016.  For the third quarter of 2017, the decrease was due to lower revenue from mortgage related fees ($63,000) and residential mortgage loan sales into the secondary market ($43,000) as a result of reduced residential mortgage refinance activity in the third quarter of 2017.  The reduced revenue more than offset a greater level of other income primarily from our financial services business unit by $87,000 as wealth management continues to be an important strategic focus of the Company.  For the nine-month period, a $240,000 increase in financial services revenue, higher revenue from bank owned life insurance (BOLI) by $89,000 due to the second quarter receipt of a death claim, and a greater level of trust and investment advisory fees by $58,000 more than offset lower levels of service charges on deposits by $84,000, reduced mortgage related fees and residential mortgage loan sale gains by $101,000, and fewer gains realized from security sales by $62,000 in 2017.

The Company's total non-interest expense in the third quarter of 2017 decreased by $242,000, or 2.3%, when compared to the third quarter of 2016, and for the first nine months of 2017 decreased by $590,000, or 1.9%.  The decrease in the third quarter of 2017 is attributed to lower levels of professional fees ($117,000) and other expenses ($98,000) as both of these expense categories were higher in 2016 due to costs associated with the resolution of a trust operations trading error.  Also decreasing between quarters were equipment & occupancy expenses by a combined $98,000 due to the Company’s ongoing profitability improvement initiatives. These favorable items more than offset higher salaries & employee benefits ($104,000) that resulted from increased health care costs and additional investment in talent, particularly in our wealth management division.  For the nine-month period, the $590,000 decrease in non-interest expense in 2017 was attributable to the Company's ongoing efforts to control and reduce costs.  Specifically, a branch consolidation and closure of an unprofitable loan production office were the primary reasons for occupancy expense decreasing by $136,000, or 6.5% and equipment costs declining by $68,000.  Other expense is lower by $198,000 while professional fees declined by $159,000 for similar reasons mentioned above for the quarterly comparison.  Reduced FDIC insurance by $88,000 also contributed to the favorable nine-month comparison.  Overall, this continued focus on expense control and rationalization results in the efficiency ratio improving through nine months from 85.43% in 2016 to 81.30% in 2017.  Finally, the Company recorded an income tax expense of $1.9 million, or an effective tax rate of 31.2%, in the first nine months of 2017.  This compares to an income tax expense of $474,000, or an effective tax rate of 29.0%, for the first nine months of 2016.

The Company had total assets of $1.17 billion, shareholders' equity of $97.1 million, a book value of $5.31 per common share and a tangible book value of $4.66 per common share at September 30, 2017.  In accordance with the common stock buyback program announced on January 24, 2017, the Company returned $2.8 million of capital to its shareholders through the repurchase of 686,360 shares of its common stock in the first nine months of 2017.  This represents approximately 73% of the authorized common stock repurchase program. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission. Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2017

(In thousands, except per share and ratio data)

(Unaudited)

        2017

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,348	$1,389	$1,551	$4,288
Net income available to common shareholders	1,348	1,389	1,551	4,288

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.47%	0.48%	0.53%	0.49%
Return on average equity	5.74	5.81	6.37	5.98
Net interest margin	3.27	3.27	3.28	3.27
Net charge-offs as a percentage of average loans	0.04	0.01	0.11	0.05
Loan loss provision as a percentage of average loans	0.10	0.14	0.09	0.11
Efficiency ratio	82.04	81.47	80.42	81.30

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.08	$0.23
Average number of common shares outstanding	18,814	18,580	18,380	18,590
Diluted	0.07	0.07	0.08	0.23
Average number of common shares outstanding	18,922	18,699	18,481	18,689
Cash dividends declared	$0.015	$0.015	$0.015	$0.045

          2016

	1QTR	2QTR	2QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(1,267)	$1,362	$1,065	$1,160
Net income (loss) available to common shareholders	(1,282)	1,362	1,065	1,145

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.45)%	0.48%	0.37%	0.14%
Return on average equity	(4.86)	5.60	4.27	1.54
Net interest margin	3.30	3.23	3.15	3.23
Net charge-offs as a percentage of average loans	1.60	0.01	0.14	0.58
Loan loss provision as a percentage of average loans	1.42	0.11	0.13	0.55
Efficiency ratio	89.24	82.05	85.07	85.43

PER COMMON SHARE:
Net income (loss):
Basic	$(0.07)	$0.07	$0.06	$0.06
Average number of common shares outstanding	18,884	18,897	18,899	18,893
Diluted	(0.07)	0.07	0.06	0.06
Average number of common shares outstanding	18,884	18,948	18,957	18,947
Cash dividends declared	$0.01	$0.01	$0.015	$0.035

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

              2017

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,172,127	$1,171,962	$1,170,916
Short-term investments/overnight funds	8,320	8,389	8,408
Investment securities	165,781	168,367	168,443
Loans and loans held for sale	899,456	897,876	897,900
Allowance for loan losses	10,080	10,391	10,346
Goodwill	11,944	11,944	11,944
Deposits	964,776	956,375	966,921
FHLB borrowings	79,718	87,143	77,635
Subordinated debt, net	7,447	7,453	7,459
Shareholders’ equity	95,604	96,277	97,110
Non-performing assets	1,488	2,362	5,372
Tangible common equity ratio	7.21	7.27	7.35
Total capital (to risk weighted assets) ratio	13.03	13.13	13.08
PER COMMON SHARE:
Book value	$5.12	$5.21	$5.31
Tangible book value	4.48	4.57	4.66
Market value	3.75	4.15	4.00
Trust assets – fair market value (A)	$2,025,304	$2,070,212	$2,070,212

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	307	308	307
Branch locations	16	16	16
Common shares outstanding	18,666,520	18,461,628	18,281,224

                2016

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,121,701	$1,142,492	$1,145,655	$1,153,780
Short-term investments/overnight funds	5,556	6,836	8,279	8,966
Investment securities	139,000	145,753	145,609	157,742
Loans and loans held for sale	882,410	895,513	896,301	886,858
Allowance for loan losses	9,520	9,746	9,726	9,932
Goodwill	11,944	11,944	11,944	11,944
Deposits	906,773	940,931	962,736	967,786
FHLB borrowings	88,952	72,617	56,943	58,296
Subordinated debt, net	7,424	7,430	7,435	7,441
Shareholders’ equity	97,589	99,232	100,044	95,395
Non-performing assets	3,007	2,230	1,907	1,624
Tangible common equity ratio	7.72	7.72	7.77	7.31
Total capital (to risk weighted assets) ratio	13.11	13.04	13.17	13.15
PER COMMON SHARE:
Book value	$5.16	$5.25	$5.29	$5.05
Tangible book value	4.53	4.62	4.66	4.41
Market value	2.99	3.02	3.32	3.70
Trust assets – fair market value (A)	$1,974,180	$1,982,868	$2,011,344	$1,992,978

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	317	311	310	305
Branch locations	16	16	16	16
Common shares outstanding	18,894,561	18,896,876	18,903,472	18,903,472

NOTES:

        (A) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

              2017

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,556	$9,778	$9,855	$29,189
Interest on investments	1,192	1,273	1,332	3,797
Total Interest Income	10,748	11,051	11,187	32,986

INTEREST EXPENSE
Deposits	1,436	1,504	1,618	4,558
All borrowings	591	648	632	1,871
Total Interest Expense	2,027	2,152	2,250	6,429

NET INTEREST INCOME	8,721	8,899	8,937	26,557
Provision for loan losses	225	325	200	750
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,496	8,574	8,737	25,807

NON-INTEREST INCOME
Trust and investment advisory fees	2,166	2,081	2,045	6,292
Service charges on deposit accounts	374	385	409	1,168
Net realized gains on loans held for sale	114	186	217	517
Mortgage related fees	75	83	69	227
Net realized gains on investment securities	27	32	56	115
Bank owned life insurance	141	310	143	594
Other income	665	678	690	2,033
Total Non-Interest Income	3,562	3,755	3,629	10,946

NON-INTEREST EXPENSE
Salaries and employee benefits	6,010	5,979	6,005	17,994
Net occupancy expense	674	639	634	1,947
Equipment expense	419	434	343	1,196
Professional fees	1,200	1,415	1,213	3,828
FDIC deposit insurance expense	160	152	156	468
Other expenses	1,622	1,698	1,763	5,083
Total Non-Interest Expense	10,085	10,317	10,114	30,516

PRETAX INCOME	1,973	2,012	2,252	6,237
Income tax expense	625	623	701	1,949
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,348	1,389	1,551	4,288

      2016

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,465	$9,409	$9,462	$28,336
Interest on investments	957	980	1,014	2,951
Total Interest Income	10,422	10,389	10,476	31,287

INTEREST EXPENSE
Deposits	1,254	1,330	1,391	3,975
All borrowings	610	573	579	1,762
Total Interest Expense	1,864	1,903	1,970	5,737

NET INTEREST INCOME	8,558	8,486	8,506	25,550
Provision for loan losses	3,100	250	300	3,650
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,458	8,236	8,206	21,900

NON-INTEREST INCOME
Trust and investment advisory fees	2,075	2,124	2,035	6,234
Service charges on deposit accounts	415	404	433	1,252
Net realized gains on loans held for sale	107	185	260	552
Mortgage related fees	63	98	132	293
Net realized gains on investment securities	57	60	60	177
Bank owned life insurance	167	169	169	505
Other income	553	702	572	1,827
Total Non-Interest Income	3,437	3,742	3,661	10,840

NON-INTEREST EXPENSE
Salaries and employee benefits	6,166	5,868	5,901	17,935
Net occupancy expense	737	690	656	2,083
Equipment expense	436	409	419	1,264
Professional fees	1,465	1,192	1,330	3,987
FDIC deposit insurance expense	179	188	189	556
Other expenses	1,728	1,692	1,861	5,281
Total Non-Interest Expense	10,711	10,039	10,356	31,106

PRETAX INCOME (LOSS)	(1,816)	1,939	1,511	1,634
Income tax expense (benefit)	(549)	577	446	474
NET INCOME (LOSS)	(1,267)	1,362	1,065	1,160
Preferred stock dividends	15	-	-	15
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,282)	$1,362	$1,065	$1,145

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2017

2016

		NINE		NINE
	3QTR	MONTHS	3QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$892,198	$894,088	$893,143	$887,681
Short-term investment in money market funds	8,921	8,049	20,797	12,987
Deposits with banks	1,026	1,029	1,065	1,871
Total investment securities	174,784	171,985	148,608	145,192
Total interest earning assets	1,076,929	1,075,151	1,063,613	1,047,731

Non-interest earning assets:
Cash and due from banks	22,082	22,214	21,675	19,883
Premises and equipment	12,467	12,095	11,887	11,982
Other assets	67,240	67,552	68,660	68,351
Allowance for loan losses	(10,537)	(10,290)	(9,794)	(9,777)

Total assets	$1,168,181	$1,166,722	$1,156,041	$1,138,170

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$131,493	$129,923	$ 111,040	$ 106,983
Savings	98,184	97,852	96,593	96,149
Money market	277,948	276,958	285,358	275,226
Other time	292,054	290,598	302,610	286,966
Total interest bearing deposits	799,679	795,331	795,601	765,324
Borrowings:
Federal funds purchased and other short-term borrowings	13,179	15,390	1,309	11,480
Advances from Federal Home Loan Bank	45,997	45,785	49,852	49,356
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Total interest bearing liabilities	879,590	877,241	867,497	846,895

Non-interest bearing liabilities:
Demand deposits	181,356	181,924	181,365	182,003
Other liabilities	10,628	11,630	7,931	8,683
Shareholders’ equity	96,607	95,927	99,248	100,589
Total liabilities and shareholders’ equity	$1,168,181	$1,166,722	$1,156,041	$1,138,170